Exhibit 99.1

For Immediate Release:	January 23, 2020

SIMMONS REPORTS RECORD 2019 EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ: SFNC) today announced net income of $237.8 million for the year ended December 31, 2019, compared to $215.7 million for 2018, an increase of $22.1 million, or 10.3%. Diluted earnings per share were $2.41 for 2019, an increase of $0.09, or 3.9%, compared to prior year. Included in the 2019 results were $31.7 million in net after-tax merger-related, early retirement program and branch right-sizing costs. Excluding the impact of these items, core earnings were $269.6 million for the year ended December 31, 2019, compared to $220.2 million for 2018, an increase of $49.3 million, or 22.4%. Core diluted earnings per share were $2.73, an increase of $0.36, or 15.2%, from the same period in 2018.

Fourth quarter 2019 net income was $52.7 million, or $0.49 diluted earnings per share, compared to $55.6 million, or $0.60 diluted earnings per share, for the same period in 2018. Excluding $18.4 million in net after-tax merger-related and branch right-sizing costs, fourth quarter 2019 core earnings were $71.1 million, an increase of $14.6 million compared to the same period last year. Core diluted earnings per share were $0.66, an increase of $0.05, or 8.2%, from the same period in 2018.

“We are very proud of our results for 2019,” said George A. Makris, Jr., chairman and CEO of Simmons First National Corporation. “Not only did we produce excellent financial results, we welcomed new associates from Reliance Bank in St. Louis and Landmark Bank in Columbia, MO to the Simmons family.

“From time to time we tend to be focused more on specific metrics within our financial performance and lose sight of the bigger picture results. In retrospect, our performance in 2019 was remarkable. We achieved a return on assets of 1.33% and a core return on assets of 1.51%, which exceeded our target of 1.50%. We produced a 9.9% return on common equity with an 18.0% return on tangible common equity and a 20.3% core return on tangible common equity. We operated at an efficiency ratio of 50.3%, which is within our target range of 50-55%. Our construction and development concentration went from 105% at the end of the second quarter to 98% at year-end while our commercial real estate concentration was lowered from 333% at the end of the second quarter to 293% at year-end – both ratios now below the regulatory guidelines. And importantly, our book value per share rose 8.1% while our tangible book value per share rose 12.1% during a time when we completed two acquisitions – Reliance Bank in St. Louis and Landmark Bank in Columbia, MO – which added $4.9 billion in assets and we repurchased $10 million of our stock.”

Makris continued, “During 2020, we will continue to implement our technology initiatives, including the expansion of our digital offerings, and adjust our business strategy to take advantage of our successful growth over the past few years. I am extremely optimistic about the future of Simmons Bank.”

P.O. BOX 7009    501 MAIN STREET     PINE BLUFF, ARKANSAS 71611-7009     (870) 541-1000     www.simmonsbank.com

Selected Highlights:	YTD 2019	YTD 2018	4th Qtr 2019	4th Qtr 2018
Net income	$237.8 million	$215.7 million	$52.7 million	$55.6 million
Diluted earnings per share	$2.41	$2.32	$0.49	$0.60
Return on avg assets	1.33%	1.37%	1.04%	1.35%
Return on avg common equity	9.93%	10.00%	8.01%	9.98%
Return on tangible common equity (1)	17.99%	18.44%	14.62%	17.96%

Core earnings (2)	$269.6 million	$220.2 million	$71.1 million	$56.5 million
Core diluted earnings per share (2)	$2.73	$2.37	$0.66	$0.61
Core return on avg assets (2)	1.51%	1.40%	1.41%	1.37%
Core return on avg common equity (2)	11.25%	10.21%	10.80%	10.13%
Core return on tangible common equity (1)(2)	20.31%	18.81%	19.50%	18.21%

Efficiency ratio (3)	50.33%	52.85%	52.63%	51.99%

(1)	Return on tangible common equity excludes goodwill and other intangible assets, and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(2)	Core earnings excludes non-core items, and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Efficiency ratio is noninterest expense before foreclosed property expense, amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items, and is a non-GAAP measurement. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Loans

($ in billions)	4th Qtr 2019	3rd Qtr 2019	4th Qtr 2018
Total loans	$14.4	$13.0	$11.7
Legacy loans (excludes loans acquired)	$9.6	$9.6	$8.4
Loans acquired	$4.8	$3.4	$3.3

Total loans, including those acquired, were $14.4 billion at December 31, 2019, an increase of $2.7 billion, or 23.0%, compared to December 31, 2018, primarily due to The Landrum Company and Reliance Bank mergers completed during the fourth and second quarters of 2019, respectively. On a linked-quarter basis (December 31, 2019 compared to September 30, 2019), total loans increased $1.4 billion, or 10.9%, from the fourth quarter merger. The increase was partially offset by the reclassification of $260 million in loan balances associated with the branches held for sale in south Texas.

Deposits

($ in billions)	4th Qtr 2019	3rd Qtr 2019	4th Qtr 2018
Total deposits	$16.1	$13.5	$12.4
Non-time deposits	$12.8	$10.4	$9.5
Time deposits	$3.3	$3.1	$2.9

Total deposits were $16.1 billion at December 31, 2019, an increase of $3.7 billion, or 29.9%, since December 31, 2018, primarily due to the 2019 mergers partially offset by the reclassification of $160 million of deposits associated with the branches held for sale.

Net Interest Income

	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018
Loan yield (1)	5.43%	5.47%	5.58%	5.53%	5.39%
Core loan yield (1) (2)	5.00%	5.19%	5.26%	5.29%	5.25%
Security yield (1)	2.67%	2.83%	3.02%	3.09%	2.87%
Cost of interest bearing deposits	1.22%	1.40%	1.37%	1.31%	1.20%
Cost of deposits (3)	0.94%	1.09%	1.07%	1.02%	0.93%
Cost of borrowed funds	2.30%	2.52%	2.50%	2.73%	2.64%
Net interest margin (1)	3.76%	3.81%	3.92%	3.85%	3.76%
Core net interest margin (1) (2)	3.43%	3.58%	3.66%	3.67%	3.66%

(1)	Fully tax equivalent using an effective tax rate of 26.135%.
(2)	Core loan yield and core net interest margin exclude accretion, and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.
(3)	Includes non-interest bearing deposits.

The Company’s net interest income for the fourth quarter of 2019 was $167.7 million, an increase of $29.9 million, or 21.7%, from the same period of 2018. Included in interest income was the yield accretion recognized on loans acquired of $15.1 million and $3.9 million for the fourth quarters of 2019 and 2018, respectively. Of this quarter’s yield accretion, 52% was accretable credit mark related and 48% was interest mark related.

Net interest margin (FTE) was 3.76% for the quarter ended December 31, 2019, while core net interest margin, which excludes the accretion, was 3.43% for the same period.

Non-Interest Income

Non-interest income for 2019 was $201.5 million, an increase of $57.6 million compared to the previous year. The increase was primarily due to the gain on sale of the Visa Inc. class B common stock of $42.9 million that was completed during the third quarter 2019. Additionally, during 2019 the Company was focused on rebalancing its investment portfolio and consequently recognized additional gains on the sale of securities.

Non-interest income for the fourth quarter of 2019 was $45.0 million, an increase of $10.4 million compared to the same period in the previous year. The increase was due to additional income within most non-interest income categories as a result of The Landrum Company and Reliance Bank mergers completed during 2019.

Selected Non-Interest Income Items ($ in millions)	YTD 2019	YTD 2018	4th Qtr 2019	4th Qtr 2018
Service charges on deposit accounts	$44.8	$42.5	$13.3	$11.3
Mortgage lending income	$15.0	$9.2	$4.0	$1.5
SBA lending income	$2.7	$1.8	$0.3	$0.2
Debit and credit card fees	$29.3	$32.3	$8.9	$6.5
Gain on sale of securities	$13.3	$0.1	$0.4	-
Other income	$58.5	$19.9	$6.4	$5.7

Non-Interest Expense

Non-interest expense for 2019 was $461.1 million, an increase of $68.9 million compared to the previous year. Included in 2019 were $43.0 million of pre-tax non-core items, that mostly consisted of merger-related costs. Excluding these expenses, core non-interest expense was $418.1 million, an increase of $32.0 million compared to 2018 core non-interest expense. The increase was primarily due to the incremental costs associated with the 2019 mergers and the Next Generation Banking (“NGB”) technology initiative. The Company recognized an additional $11.4 million in software and technology expense related to its NGB initiative in 2019.

Non-interest expense for the fourth quarter of 2019 was $142.1 million, an increase of $46.7 million compared to the fourth quarter of 2018. Included in this quarter were $24.9 million of pre-tax non-core items. Excluding these expenses, core non-interest expense was $117.2 million for the fourth quarter of 2019, an increase of $22.9 million compared to the same period in 2018, primarily the result of the 2019 mergers and additional software and technology costs related to the NGB initiative.

The efficiency ratio for 2019 was 50.33% compared to 52.85% for 2018.

Selected Non-Interest Expense Items ($ in millions)	YTD 2019	YTD 2018	4th Qtr 2019	4th Qtr 2018
Salaries and employee benefits	$227.8	$216.7	$63.2	$49.2
Merger related costs	$36.4	$4.8	$24.8	$0.8
Other operating expenses	$138.9	$111.6	$38.0	$30.2

Core salaries and employee benefits(1)	$224.3	$216.6	$63.2	$49.1
Core merger related costs(1)	-	-	-	-
Core other operating expenses(1)	$135.9	$110.7	$38.0	$30.3

(1)	Core figures exclude non-core items, and are non-GAAP measurements. Please see “Non-GAAP Financial Measures” and “Reconciliation of Non-GAAP Financial Measures” below.

Asset Quality

	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018
Allowance for loan losses to total loans	0.70%	0.68%	0.68%	0.68%	0.67%
Allowance for loan losses to non-performing loans	95%	91%	101%	97%	164%
Non-performing loans to total loans	0.74%	0.76%	0.67%	0.70%	0.41%
Net charge-off ratio (annualized)	0.12%	0.78%	0.14%	0.20%	0.35%
Net charge-off ratio YTD (annualized)	0.31%	0.38%	0.17%	0.20%	0.28%

All loans acquired are recorded at their discounted net present value; therefore, they are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

At December 31, 2019, the allowance for loan losses for legacy loans was $67.8 million. The allowance for loan losses for loans acquired was $444,000 and the acquired loan discount mark was $87.3 million. The allowance for loan losses and discount mark provides a total of $155.5 million of coverage, which equates to a total coverage ratio of 1.07% of gross loans. The ratio of discount mark and related allowance to loans acquired was 1.80%.

Provision for loan losses for 2019 was $43.2 million, an increase of $5.1 million from 2018. Provision for loan losses for the fourth quarter 2019 was $4.9 million, a decrease of $4.7 million when compared to the same period of 2018.

Foreclosed Assets and Other Real Estate Owned

At December 31, 2019, foreclosed assets and other real estate owned were $19.1 million, a decrease of $6.4 million, or 25.2%, compared to year end 2018. The composition of these assets is divided into three types:

($ in millions)	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018
Closed bank branches, branch sites & associate relocation	$5.7	$5.9	$6.5	$7.6	$8.0
Foreclosed assets - acquired	$10.3	$10.1	$13.3	$6.2	$11.5
Foreclosed assets – legacy	$3.1	$3.6	$5.0	$5.2	$6.1

Capital

	4th Qtr 2019	3rd Qtr 2019	2nd Qtr 2019	1st Qtr 2019	4th Qtr 2018
Stockholders’ equity to total assets	14.1%	14.3%	13.8%	14.3%	13.6%
Tangible common equity to tangible assets	9.0%	9.1%	8.5%	9.0%	8.4%
Regulatory tier 1 leverage ratio	9.6%	9.1%	8.9%	9.1%	8.8%
Regulatory total risk-based capital ratio	13.6%	13.2%	12.7%	13.6%	13.3%

At December 31, 2019, common stockholders' equity was $3.0 billion. Book value per share was $26.30 and tangible book value per share was $15.89 at December 31, 2019, compared to $24.33 and $14.18, respectively, at December 31, 2018. The ratio of tangible common equity to tangible assets was 9.0% at December 31, 2019, compared to 8.4% from the previous year-end.

During the fourth quarter of 2019, the Company repurchased approximately 400,000 shares at an average price of $25.97.

Management Changes

The Company also announced today that Marty Casteel, a Company director and senior executive vice president, as well as the chairman, president, and chief executive officer of the Company’s subsidiary bank, Simmons Bank, will retire from his employment with the Company and Simmons Bank, effective March 31, 2020. Casteel will continue to serve as a director of both the Company and Simmons Bank. “For over thirty years, Marty has been a critical component of Simmons’ success,” said Makris. “With deep knowledge, experience, and integrity, Marty has provided incredible leadership to our organization and masterfully overseen its recent transformation through acquisitions with great care and compassion for all involved. I am personally extremely grateful for his presence and counsel during my tenure with this company, and I am thankful Marty has agreed to remain affiliated with it as a director. On behalf of everyone at Simmons, I’d like to congratulate Marty on a job very well done and wish him the best as he begins his next chapter.” Upon Casteel’s retirement, Makris will assume the role of chairman, president, and chief executive officer of Simmons Bank, in addition to his current role as chairman and chief executive officer of the Company.

In addition, the Company announced that Patrick Burrow, executive vice president and general counsel, will retire, effective March 31, 2020. “As the company’s first general counsel,” Makris noted, “and prior to that, its longtime outside counsel, Pat has been a steady source of legal advice for our organization and its associates. He has played a significant role in many of the company’s strategic transactions, and I am thankful for his service to Simmons. As with Marty, we wish him the best and congratulate him on his retirement.”

Current Expected Credit Losses (“CECL”)

In 2016, new accounting guidance was issued that introduced a new credit loss methodology, the CECL methodology, which requires earlier recognition of credit losses, while also providing additional transparency about credit risk.

The CECL methodology replaces the current incurred loss methodology with a lifetime “expected credit loss” measurement objective for loans, held-to-maturity debt securities and other receivables measured at amortized cost at the time the financial asset is originated or acquired. This standard requires the consideration of historical loss experience and current conditions adjusted for reasonable and supportable economic forecasts. The Company has elected to utilize a blended macroeconomic scenario using a one-year forecast horizon with a subsequent reversion to historical loss experience. Within the life cycle of a loan or other financial asset, this new guidance will generally result in the earlier recognition of the provision for credit losses and the related allowance for credit losses than current practice. The CECL guidance was effective for the Company as of January 1, 2020.

The CECL methodology represents a significant change from existing guidance and is expected to result in material changes to the Company’s accounting for financial instruments. The Company is continuing to evaluate the effect that the new CECL methodology will have on its consolidated financial statements and related disclosures. Based on additional analysis performed during the fourth quarter of 2019, the Company currently estimates that the allowance for credit losses will be approximately 1.35% to 1.45% of total loans upon adoption. This estimate is based upon the Company’s analysis of current conditions, assumptions and economic forecasts at this point in time. The estimate is subject to change based on continuing review and challenge of the models, methodologies and judgements. The impact will be reflected as an adjustment to beginning retained earnings, net of income taxes. Federal banking regulatory agencies have provided relief for an initial regulatory capital decrease at adoption by allowing the impact to be phased-in over three years on a straight-line basis. The adoption of CECL in 2020 could also impact the Company’s ongoing earnings, perhaps materially.

Simmons First National Corporation

Simmons First National Corporation is a financial holding company headquartered in Pine Bluff, Arkansas, with total consolidated assets of approximately $21.3 billion as of December 31, 2019, conducting financial operations in Arkansas, Colorado, Illinois, Kansas, Missouri, Oklahoma, Tennessee and Texas. The Company, through its subsidiaries, offers comprehensive financial solutions delivered with a client-centric approach. The Company’s common stock trades on the NASDAQ Market under the symbol “SFNC.”

Conference Call

Management will conduct a live conference call to review this information beginning at 9:00 a.m. CST today, Thursday, January 23, 2020. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 9397974. In addition, the call will be available live or in recorded version on the Company’s website at www.simmonsbank.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. These measures adjust GAAP performance measures to, among other things, include the tax benefit associated with revenue items that are tax-exempt, as well as exclude from income available to common shareholders certain expenses related to significant non-core activities, including merger-related expenses, expenses related to the Company’s early retirement program, and branch right-sizing expenses. In addition, the Company also presents certain figures based on tangible common stockholders’ equity and tangible book value, which exclude goodwill and other intangible assets. The Company’s management believes that these non-GAAP financial measures are useful to investors because they present the results of the Company’s ongoing operations without the effect of mergers or other items not central to the Company’s ongoing business, as well as normalizing for tax effects. Management, therefore, believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release.

Forward-Looking Statements

Some of the statements in this news release may not be based on historical facts and should be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by reference to future periods or by the use of forward-looking terminology, such as “believe,” “budget,” “expect,” “foresee,” “anticipate,” “intend,” “indicate,” “target,” “estimate,” “plan,” “project,” “continue,” “contemplate,” “positions,” “prospects,” “predict,” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could,” “might” or “may,” or by variations of such words or by similar expressions. These forward-looking statements include, without limitation, statements relating to Simmons’ future growth, revenue, assets, asset quality, profitability, net interest margin, non-interest revenue, share repurchase program, the Company’s ability to recruit and retain key employees, the adequacy of the allowance for loan losses, and the effect of certain new accounting standards (including, without limitation, the CECL methodology and its anticipated effect on the provision and allowance for credit losses) on the Company’s financial statements. Any forward-looking statement speaks only as of the date of this news release, and Simmons undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date of this news release. By nature, forward-looking statements are based on various assumptions and involve inherent risk and uncertainties. Various factors, including, but not limited to, changes in economic conditions, credit quality, interest rates, loan demand, deposit flows, real estate values, the assumptions used in making the forward-looking statements, the securities markets generally or the price of Simmons common stock specifically, information technology affecting the financial industry, the assumptions, forecasts, models, and methodology used to calculate the expected impact of CECL on the Company’s financial statements, the Company’s ability to manage and successfully integrate its mergers and acquisitions, cyber threats, attacks or events, reliance on third parties for key services and other factors, many of which are beyond the control of the Company, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K for the year ended December 31, 2018, which has been filed with, and is available from, the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:

Stephen C. Massanelli

EVP, Chief Administrative Officer and Investor Relations Officer

Simmons First National Corporation

steve.massanelli@simmonsbank.com

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2019	2019	2019	2019	2018
($ in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$277,208	$161,440	$145,491	$151,112	$171,792
Interest bearing balances due from banks and federal funds sold	719,415	368,530	509,765	340,049	661,666
Cash and cash equivalents	996,623	529,970	655,256	491,161	833,458
Interest bearing balances due from banks - time	4,554	5,041	5,041	4,684	4,934
Investment securities - held-to-maturity	40,927	42,237	47,455	61,435	289,194
Investment securities - available-for-sale	3,453,338	2,356,134	2,342,387	2,240,111	2,151,752
Mortgage loans held for sale	58,102	50,099	34,999	18,480	26,799
Other assets held for sale	260,332	383	397	397	1,790
Loans:
Legacy loans	9,630,076	9,643,365	9,262,497	8,684,550	8,430,388
Allowance for loan losses	(67,800)	(65,993)	(63,067)	(59,243)	(56,599)
Loans acquired, net of discount and allowance	4,795,184	3,359,587	3,864,516	3,056,187	3,292,783
Net loans	14,357,460	12,936,959	13,063,946	11,681,494	11,666,572
Premises and equipment	492,384	378,678	370,551	333,740	295,060
Foreclosed assets and other real estate owned	19,121	19,576	24,761	18,952	25,565
Interest receivable	62,707	53,966	54,781	51,796	49,938
Bank owned life insurance	254,152	234,655	233,345	192,736	193,170
Goodwill	1,055,520	926,648	926,450	845,687	845,687
Other intangible assets	127,340	101,149	104,096	88,694	91,334
Other assets	76,583	123,016	73,970	62,272	68,084
Total assets	$21,259,143	$17,758,511	$17,937,435	$16,091,639	$16,543,337

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$3,741,093	$3,044,330	$2,954,032	$2,674,034	$2,672,405
Interest bearing transaction accounts and savings deposits	9,090,878	7,337,571	7,258,005	6,666,823	6,830,191
Time deposits	3,276,969	3,086,108	3,304,176	2,648,674	2,896,156
Total deposits	16,108,940	13,468,009	13,516,213	11,989,531	12,398,752
Federal funds purchased and securities sold under agreements to repurchase	150,145	116,536	130,470	120,213	95,792
Other borrowings	1,297,599	1,098,395	1,324,094	1,169,989	1,345,450
Subordinated notes and debentures	388,260	354,223	354,132	354,041	353,950
Other liabilities held for sale	159,853	–	162	162	162
Accrued interest and other liabilities	165,409	174,277	142,851	155,382	102,797
Total liabilities	18,270,206	15,211,440	15,467,922	13,789,318	14,296,903

Stockholders' equity:
Preferred stock	767	–	–	–	–
Common stock	1,136	966	966	926	923
Surplus	2,117,282	1,708,058	1,705,262	1,599,566	1,597,944
Undivided profits	848,861	814,338	747,969	707,829	674,941
Accumulated other comprehensive income (loss):
Unrealized accretion (depreciation) on AFS securities	20,891	23,709	15,316	(6,000)	(27,374)
Total stockholders' equity	2,988,937	2,547,071	2,469,513	2,302,321	2,246,434
Total liabilities and stockholders' equity	$21,259,143	$17,758,511	$17,937,435	$16,091,639	$16,543,337

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2019	2019	2019	2019	2018
($ in thousands, except per share data)
INTEREST INCOME
Loans	$193,402	$179,971	$178,122	$159,440	$159,996
Interest bearing balances due from banks and federal funds sold	2,625	1,586	1,121	2,154	2,168
Investment securities	17,625	15,367	16,594	17,312	15,760
Mortgage loans held for sale	402	382	332	210	372
TOTAL INTEREST INCOME	214,054	197,306	196,169	179,116	178,296
INTEREST EXPENSE
Time deposits	16,198	15,573	14,606	12,320	11,273
Other deposits	20,331	21,363	20,190	18,430	17,489
Federal funds purchased and securities sold under agreements to repurchase	368	249	257	136	121
Other borrowings	4,615	5,381	6,219	6,793	7,134
Subordinated notes and debentures	4,813	4,576	4,541	4,411	4,498
TOTAL INTEREST EXPENSE	46,325	47,142	45,813	42,090	40,515
NET INTEREST INCOME	167,729	150,164	150,356	137,026	137,781
Provision for loan losses	4,903	21,973	7,079	9,285	9,620
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	162,826	128,191	143,277	127,741	128,161
NON-INTEREST INCOME
Trust income	7,430	6,108	5,794	5,708	5,980
Service charges on deposit accounts	13,332	10,825	10,557	10,068	11,263
Other service charges and fees	1,915	1,308	1,312	1,289	1,501
Mortgage lending income	4,029	4,509	3,656	2,823	1,457
SBA lending income	321	956	895	497	186
Investment banking income	822	513	360	618	829
Debit and credit card fees	8,920	7,059	7,212	6,098	6,547
Bank owned life insurance income	1,411	1,302	1,260	795	1,105
Gain on sale of securities, net	377	7,374	2,823	2,740	8
Other income	6,410	43,821	5,137	3,125	5,712
TOTAL NON-INTEREST INCOME	44,967	83,775	39,006	33,761	34,588
NON-INTEREST EXPENSE
Salaries and employee benefits	63,235	52,065	56,128	56,367	49,193
Occupancy expense, net	9,272	8,342	6,919	7,475	7,016
Furniture and equipment expense	5,758	4,898	4,206	3,358	4,139
Other real estate and foreclosure expense	1,089	1,125	591	637	1,540
Deposit insurance	(134)	–	2,510	2,040	2,489
Merger-related costs	24,831	2,556	7,522	1,470	797
Other operating expenses	38,044	37,879	32,867	30,062	30,222
TOTAL NON-INTEREST EXPENSE	142,095	106,865	110,743	101,409	95,396
NET INCOME BEFORE INCOME TAXES	65,698	105,101	71,540	60,093	67,353
Provision for income taxes	12,976	23,275	15,616	12,398	11,707
NET INCOME	52,722	81,826	55,924	47,695	55,646
Preferred stock dividends	–	–	326	–	–
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$52,722	$81,826	$55,598	$47,695	$55,646
BASIC EARNINGS PER SHARE	$0.49	$0.85	$0.58	$0.52	$0.60
DILUTED EARNINGS PER SHARE	$0.49	$0.84	$0.58	$0.51	$0.60

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2019	2019	2019	2019	2018
($ in thousands)
Tier 1 capital
Stockholders' equity	$2,988,937	$2,547,071	$2,469,513	$2,302,321	$2,246,434
Disallowed intangible assets, net of deferred tax	(1,155,405)	(1,013,309)	(1,001,676)	(910,122)	(912,428)
Unrealized (gain) loss on AFS securities	(20,891)	(23,709)	(15,316)	6,000	27,374
Total Tier 1 capital	1,812,641	1,510,053	1,452,521	1,398,199	1,361,380

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	–	–	–	–	–
Trust preferred securities and subordinated debt	388,260	354,223	354,132	354,041	353,950
Qualifying allowance for loan losses and reserve for unfunded commitments	76,644	74,455	72,044	67,771	63,608
Total Tier 2 capital	464,904	428,678	426,176	421,812	417,558
Total risk-based capital	$2,277,545	$1,938,731	$1,878,697	$1,820,011	$1,778,938

Risk weighted assets	$16,731,384	$14,725,571	$14,825,253	$13,364,636	$13,326,832

Adjusted average assets for leverage ratio	$18,848,103	$16,681,527	$16,382,520	$15,423,961	$15,512,042

Ratios at end of quarter
Equity to assets	14.06%	14.34%	13.77%	14.31%	13.58%
Tangible common equity to tangible assets (1)	8.99%	9.08%	8.51%	9.02%	8.39%
Common equity Tier 1 ratio (CET1)	10.83%	10.25%	9.80%	10.46%	10.22%
Tier 1 leverage ratio	9.62%	9.05%	8.87%	9.07%	8.78%
Tier 1 risk-based capital ratio	10.83%	10.25%	9.80%	10.46%	10.22%
Total risk-based capital ratio	13.61%	13.17%	12.67%	13.62%	13.35%

(1) Calculations of tangible common equity to tangible assets and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2019	2019	2019	2019	2018
($ in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$204,802	$195,083	$187,919	$181,549	$204,173
Other consumer	191,946	208,643	207,445	213,659	201,297
Total consumer	396,748	403,726	395,364	395,208	405,470
Real Estate
Construction	1,760,894	1,712,858	1,540,352	1,376,162	1,300,723
Single-family residential	1,444,620	1,448,455	1,444,525	1,431,407	1,440,443
Other commercial	3,678,908	3,630,708	3,531,273	3,355,109	3,225,287
Total real estate	6,884,422	6,792,021	6,516,150	6,162,678	5,966,453
Commercial
Commercial	1,909,796	1,894,819	1,871,695	1,801,422	1,774,909
Agricultural	163,396	213,753	191,922	147,216	164,514
Total commercial	2,073,192	2,108,572	2,063,617	1,948,638	1,939,423
Other	275,714	339,046	287,366	178,026	119,042
Total Loans	$9,630,076	$9,643,365	$9,262,497	$8,684,550	$8,430,388

(1) Excludes all acquired loans.

Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$–	$–	$999	$12,996	$16,990
Mortgage-backed securities	10,796	11,549	12,225	12,847	13,346
State and political subdivisions	27,082	28,692	32,236	33,597	256,863
Other securities	3,049	1,996	1,995	1,995	1,995
Total held-to-maturity	40,927	42,237	47,455	61,435	289,194
Available-for-Sale
U.S. Treasury	$449,729	$–	$–	$–	$–
U.S. Government agencies	194,249	178,139	197,656	161,577	154,301
Mortgage-backed securities	1,742,945	1,337,794	1,345,760	1,345,677	1,522,900
State and political subdivisions	880,524	681,202	636,558	580,790	314,843
FHLB stock	66,285	62,403	66,588	65,220	73,105
Other securities	119,606	96,596	95,825	86,847	86,603
Total available-for-sale	3,453,338	2,356,134	2,342,387	2,240,111	2,151,752
Total investment securities	$3,494,265	$2,398,371	$2,389,842	$2,301,546	$2,440,946
Fair value - HTM investment securities	$41,855	$43,302	$48,640	$61,956	$290,830

Investment Securities - QTD Average
Taxable securities	$2,099,266	$1,712,672	$1,793,799	$1,880,694	$1,815,203
Tax exempt securities	825,000	681,505	624,898	590,941	551,185
Total investment securities - QTD average	$2,924,266	$2,394,177	$2,418,697	$2,471,635	$2,366,388

Simmons First National Corporation					SFNC
Consolidated Loans and Credit Coverage
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2019	2019	2019	2019	2018
($ in thousands)
LOANS
Legacy loans	$9,630,076	$9,643,365	$9,262,497	$8,684,550	$8,430,388
Allowance for loan losses (legacy loans)	(67,800)	(65,993)	(63,067)	(59,243)	(56,599)
Legacy loans (net of allowance)	9,562,276	9,577,372	9,199,430	8,625,307	8,373,789
Loans acquired	4,882,919	3,420,563	3,939,126	3,099,915	3,342,175
Credit discount	(87,291)	(60,379)	(73,498)	(42,416)	(49,297)
Allowance for loan losses (loans acquired)	(444)	(597)	(1,112)	(1,312)	(95)
Loans acquired (net of discount and allowance)	4,795,184	3,359,587	3,864,516	3,056,187	3,292,783
Net loans	$14,357,460	$12,936,959	$13,063,946	$11,681,494	$11,666,572

Loan Coverage Ratios
Allowance for loan losses to legacy loans	0.70%	0.68%	0.68%	0.68%	0.67%

Discount for credit losses and allowance on loans acquired to total loans acquired plus discount for credit losses and allowance on loans acquired (non-GAAP) (1)	1.80%	1.78%	1.89%	1.41%	1.48%

Total allowance and credit coverage (non-GAAP) (1)	1.07%	0.97%	1.04%	0.87%	0.90%

(1) Calculations of the non-GAAP loan coverage ratios and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2019	2019	2019	2019	2018
($ in thousands)
Allowance for Loan Losses (Legacy Loans)
Balance, beginning of quarter	$65,993	$63,067	$59,243	$56,599	$55,358
Loans charged off
Credit cards	1,287	1,117	1,039	1,142	1,121
Other consumer	1,397	1,059	905	1,533	2,894
Real estate	767	907	271	374	337
Commercial	459	17,729	1,867	1,968	3,480
Total loans charged off	3,910	20,812	4,082	5,017	7,832

Recoveries of loans previously charged off
Credit cards	287	223	271	240	227
Other consumer	304	1,422	331	300	154
Real estate	146	55	153	142	367
Commercial	77	65	72	158	167
Total recoveries	814	1,765	827	840	915
Net loans charged off	3,096	19,047	3,255	4,177	6,917
Provision for loan losses	4,903	21,973	7,079	6,821	8,158
Balance, end of quarter	$67,800	$65,993	$63,067	$59,243	$56,599

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans	$70,836	$72,721	$61,956	$60,925	$34,201
Loans past due 90 days or more	259	155	267	281	224
Total non-performing loans	71,095	72,876	62,223	61,206	34,425
Other non-performing assets
Foreclosed assets and other real estate owned (2)	19,121	19,576	24,761	18,952	25,565
Other non-performing assets	1,964	540	613	505	553
Total other non-performing assets	21,085	20,116	25,374	19,457	26,118
Total non-performing assets	$92,180	$92,992	$87,597	$80,663	$60,543
Performing TDRs (troubled debt restructurings)	$4,411	$6,519	$6,246	$6,297	$6,369

Ratios (1) (2)
Allowance for loan losses to total loans	0.70%	0.68%	0.68%	0.68%	0.67%
Allowance for loan losses to non-performing loans	95%	91%	101%	97%	164%
Non-performing loans to total loans	0.74%	0.76%	0.67%	0.70%	0.41%
Non-performing assets (including performing TDRs) to total assets	0.45%	0.56%	0.52%	0.54%	0.40%
Non-performing assets to total assets	0.43%	0.52%	0.49%	0.50%	0.37%
Annualized net charge offs to total loans	0.12%	0.78%	0.14%	0.20%	0.35%
Annualized net credit card charge offs to total credit card loans	1.99%	1.82%	1.63%	1.92%	1.86%

 (1) Excludes all acquired loans, except for their inclusion in total assets.

 (2) Includes acquired foreclosed assets and acquired other real estate owned.

Simmons First National Corporation									SFNC
Consolidated - Average Balance Sheet and Net Interest Income Analysis
For the Quarters Ended
(Unaudited)
	Three Months Ended Dec 2019			Three Months Ended Sep 2019			Three Months Ended Dec 2018
($ in thousands)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
ASSETS
Earning assets:
Interest bearing balances due from banks and federal funds sold	$789,035	$2,625	1.32%	$344,761	$1,586	1.83%	$499,961	$2,168	1.72%
Investment securities - taxable	2,099,266	11,743	2.22%	1,712,672	10,414	2.41%	1,815,200	11,828	2.59%
Investment securities - non-taxable (FTE)	825,000	7,945	3.82%	681,505	6,687	3.89%	551,188	5,313	3.82%
Mortgage loans held for sale	53,511	402	2.98%	39,551	382	3.83%	30,851	372	4.78%
Loans, including acquired loans	14,144,259	193,511	5.43%	13,052,943	180,080	5.47%	11,788,838	160,081	5.39%
Total interest earning assets (FTE)	17,911,071	216,226	4.79%	15,831,432	199,149	4.99%	14,686,038	179,762	4.86%
Non-earning assets	2,130,819			1,889,166			1,671,715
Total assets	$20,041,890			$17,720,598			$16,357,753

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Interest bearing transaction and savings accounts	$8,440,090	$20,331	0.96%	$7,322,395	$21,363	1.16%	$6,770,217	$17,489	1.02%
Time deposits	3,393,089	16,198	1.89%	3,122,422	15,573	1.98%	2,752,113	11,273	1.63%
Total interest bearing deposits	11,833,179	36,529	1.22%	10,444,817	36,936	1.40%	9,522,330	28,762	1.20%
Federal funds purchased and securities sold under agreement to repurchase	147,395	368	0.99%	123,883	249	0.80%	108,687	121	0.44%
Other borrowings	1,168,897	4,615	1.57%	1,127,886	5,381	1.89%	1,302,453	7,134	2.17%
Subordinated notes and debentures	376,766	4,813	5.07%	354,178	4,576	5.13%	353,906	4,498	5.04%
Total interest bearing liabilities	13,526,237	46,325	1.36%	12,050,764	47,142	1.55%	11,287,376	40,515	1.42%
Non-interest bearing liabilities:
Non-interest bearing deposits	3,524,092			3,012,544			2,768,437
Other liabilities	379,909			288,517			90,723
Total liabilities	17,430,238			15,351,825			14,146,536
Stockholders' equity	2,611,652			2,368,773			2,211,217
Total liabilities and stockholders' equity	$20,041,890			$17,720,598			$16,357,753
Net interest income (FTE)		$169,901			$152,007			$139,247
Net interest spread (FTE)			3.43%			3.44%			3.44%
Net interest margin (FTE) - quarter-to-date			3.76%			3.81%			3.76%

Net interest margin (FTE) - year-to-date			3.83%			3.86%			3.97%

Core net interest margin (FTE) - quarter-to-date (1)			3.43%			3.58%			3.66%
Core loan yield (FTE) - quarter-to-date (1)			5.00%			5.19%			5.25%

Core net interest margin (FTE) - year-to-date (1)			3.58%			3.63%			3.72%
Core loan yield (FTE) - year-to-date (1)			5.18%			5.24%			5.11%

(1) Calculations of core net interest margin and core loan yield and the reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2019	2019	2019	2019	2018
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - GAAP
Net Income	$52,722	$81,826	$55,598	$47,695	$55,646
Diluted earnings per share	0.49	0.84	0.58	0.51	0.60
Return on average assets	1.04%	1.83%	1.28%	1.19%	1.35%
Return on average common equity	8.01%	13.70%	9.48%	8.60%	9.98%
Return on tangible common equity	14.62%	24.89%	17.40%	15.34%	17.96%
Net interest margin (FTE)	3.76%	3.81%	3.92%	3.85%	3.76%
FTE adjustment	2,172	1,843	1,706	1,601	1,466
Amortization of intangibles	3,270	2,947	2,947	2,641	2,642
Amortization of intangibles, net of taxes	2,416	2,176	2,177	1,951	1,952
Average diluted shares outstanding	108,472,559	96,968,775	96,367,857	92,870,813	92,897,105
Shares repurchased	400,000	–	–	–	–
Average price of shares repurchased	25.97	–	–	–	–
Cash dividends declared per common share	0.16	0.16	0.16	0.16	0.15
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$71,087	$83,963	$65,453	$49,076	$56,451
Core diluted earnings per share (1)	0.66	0.87	0.68	0.53	0.61
Core net interest margin (FTE) (2)	3.43%	3.58%	3.66%	3.67%	3.66%
Accretable yield on acquired loans	15,100	9,322	10,162	6,660	3,850
Efficiency ratio (1)	52.63%	43.77%	49.88%	56.76%	51.99%
Core return on average assets (1)	1.41%	1.88%	1.51%	1.22%	1.37%
Core return on average common equity (1)	10.80%	14.06%	11.16%	8.85%	10.13%
Core return on tangible common equity (1)	19.50%	25.52%	20.36%	15.76%	18.21%
YEAR-TO-DATE
Financial Highlights - GAAP
Net Income	$237,841	$185,119	$103,293	$47,695	$215,713
Diluted earnings per share	2.41	1.94	1.09	0.51	2.32
Return on average assets	1.33%	1.44%	1.24%	1.19%	1.37%
Return on average common equity	9.93%	10.65%	9.05%	8.60%	10.00%
Return on tangible common equity	17.99%	19.27%	16.38%	15.34%	18.44%
Net interest margin (FTE)	3.83%	3.86%	3.89%	3.85%	3.97%
FTE adjustment	7,322	5,150	3,307	1,601	5,297
Amortization of intangibles	11,805	8,535	5,588	2,641	11,009
Amortization of intangibles, net of taxes	8,720	6,304	4,128	1,951	8,132
Average diluted shares outstanding	98,796,628	95,450,732	94,588,739	92,870,813	92,830,485
Cash dividends declared per common share	0.64	0.48	0.32	0.16	0.60
Financial Highlights - Core (non-GAAP)
Core earnings (excludes non-core items) (1)	$269,579	$198,492	$114,529	$49,076	$220,233
Diluted core earnings per share (1)	2.73	2.08	1.21	0.53	2.37
Core net interest margin (FTE) (2)	3.58%	3.63%	3.66%	3.67%	3.72%
Accretable yield on acquired loans	41,244	26,144	16,822	6,660	35,263
Efficiency ratio (1)	50.33%	49.49%	53.14%	56.76%	52.85%
Core return on average assets (1)	1.51%	1.55%	1.37%	1.22%	1.40%
Core return on average common equity (1)	11.25%	11.42%	10.04%	8.85%	10.21%
Core return on tangible common equity (1)	20.31%	20.62%	18.09%	15.76%	18.81%
END OF PERIOD
Book value per share	$26.30	$26.36	$25.57	$24.87	$24.33
Tangible book value per share	15.89	15.73	14.90	14.78	14.18
Shares outstanding	113,628,601	96,613,855	96,590,656	92,568,361	92,347,643
Full-time equivalent employees	3,270	2,701	2,700	2,602	2,654
Total number of financial centers	251	212	212	191	191

 (1) Core earnings exclude non-core items, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

 (2) Excludes accretable yield adjustment on loans, which is a non-GAAP measurement. Reconciliations to GAAP are included in the schedules accompanying this release.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Core Earnings
For the Quarters Ended	Dec 31	Sep 30	Jun 30	Mar 31	Dec 31
(Unaudited)	2019	2019	2019	2019	2018
($ in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$52,722	$81,826	$55,598	$47,695	$55,646
Non-core items
Merger-related costs	24,831	2,556	7,522	1,470	797
Early retirement program	–	177	2,932	355	–
Branch right-sizing	37	160	2,887	45	292
Tax effect (1)	(6,503)	(756)	(3,486)	(489)	(284)
Net non-core items	18,365	2,137	9,855	1,381	805
Core earnings (non-GAAP)	$71,087	$83,963	$65,453	$49,076	$56,451

Diluted earnings per share	$0.49	$0.84	$0.58	$0.51	$0.60
Non-core items
Merger-related costs	0.23	0.04	0.08	0.02	0.01
Early retirement program	–	–	0.03	0.01	–
Branch right-sizing	–	–	0.03	–	–
Tax effect (1)	(0.06)	(0.01)	(0.04)	(0.01)	–
Net non-core items	0.17	0.03	0.10	0.02	0.01
Core earnings (non-GAAP)	$0.66	$0.87	$0.68	$0.53	$0.61

YEAR-TO-DATE
Net Income	$237,841	$185,119	$103,293	$47,695	$215,713
Non-core items
Merger-related costs	36,379	11,548	8,992	1,470	4,777
Early retirement program	3,464	3,464	3,287	355	–
Branch right-sizing	3,129	3,092	2,932	45	1,341
Tax effect (1)	(11,234)	(4,731)	(3,975)	(489)	(1,598)
Net non-core items	31,738	13,373	11,236	1,381	4,520
Core earnings (non-GAAP)	$269,579	$198,492	$114,529	$49,076	$220,233

Diluted earnings per share	$2.41	$1.94	$1.09	$0.51	$2.32
Non-core items
Merger-related costs	0.37	0.12	0.10	0.02	0.05
Early retirement program	0.03	0.04	0.03	0.01	–
Branch right-sizing	0.03	0.03	0.03	–	0.02
Tax effect (1)	(0.11)	(0.05)	(0.04)	(0.01)	(0.02)
Net non-core items	0.32	0.14	0.12	0.02	0.05
Core earnings (non-GAAP)	$2.73	$2.08	$1.21	$0.53	$2.37

(1) Effective tax rate of 26.135%.

Reconciliation of Selected Non-Core Non-Interest Expense Items (non-GAAP)

QUARTER-TO-DATE
Salaries and employee benefits	$63,235	$52,065	$56,128	$56,367	$49,193
Non-core items (1)	–	(176)	(2,937)	(351)	(118)
Core salaries and employee benefits (non-GAAP)	$63,235	$51,889	$53,191	$56,016	$49,075

Merger related costs	$24,831	$2,556	$7,522	$1,470	$797
Non-core items (1)	(24,831)	(2,556)	(7,522)	(1,470)	(797)
Core merger related costs (non-GAAP)	$–	$–	$–	$–	$–

Other operating expenses	$38,044	$37,881	$32,867	$30,062	$30,222
Non-core items (1)	(4)	(90)	(2,834)	(10)	70
Core other operating expenses (non-GAAP)	$38,040	$37,791	$30,033	$30,052	$30,292

 (1) Non-core items include merger related costs, early retirement program expenses and branch right sizing costs.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - End of Period
For the Quarters Ended
(Unaudited)	Dec 31	Sept 30	Jun 30	Mar 31	Dec 31
	2019	2019	2019	2019	2018
($ in thousands, except per share data)

Calculation of Tangible Common Equity and the Ratio of Tangible Common Equity to Tangible Assets

Total common stockholders' equity	$2,988,170	$2,547,071	$2,469,513	$2,302,321	$2,246,434
Intangible assets:
Goodwill	(1,055,520)	(926,648)	(926,450)	(845,687)	(845,687)
Other intangible assets	(127,340)	(101,149)	(104,096)	(88,694)	(91,334)
Total intangibles	(1,182,860)	(1,027,797)	(1,030,546)	(934,381)	(937,021)
Tangible common stockholders' equity	$1,805,310	$1,519,274	$1,438,967	$1,367,940	$1,309,413

Total assets	$21,259,143	$17,758,511	$17,937,435	$16,091,639	$16,543,337
Intangible assets:
Goodwill	(1,055,520)	(926,648)	(926,450)	(845,687)	(845,687)
Other intangible assets	(127,340)	(101,149)	(104,096)	(88,694)	(91,334)
Total intangibles	(1,182,860)	(1,027,797)	(1,030,546)	(934,381)	(937,021)
Tangible assets	$20,076,283	$16,730,714	$16,906,889	$15,157,258	$15,606,316

Ratio of equity to assets	14.06%	14.34%	13.77%	14.31%	13.58%
Ratio of tangible common equity to tangible assets	8.99%	9.08%	8.51%	9.02%	8.39%

Calculation of Discount for credit losses and allowance on loans acquired to total loans acquired plus discount for credit losses and allowance on loans acquired

Credit discount on acquired loans	$87,291	$60,379	$73,498	$42,416	$49,297
Allowance for loan losses on acquired loans	444	597	1,112	1,312	95
Total credit discount and ALLL on acquired loans	$87,735	$60,976	$74,610	$43,728	$49,392
Total loans acquired	$4,882,919	$3,420,563	$3,939,126	$3,099,915	$3,342,175
Discount and ALLL on acquired loans to acquired loans	1.80%	1.78%	1.89%	1.41%	1.48%

Calculation of Total Allowance and Credit Coverage

Allowance for loan losses	$67,800	$65,993	$63,067	$59,243	$56,599
Total credit discount and ALLL on acquired loans	87,735	60,976	74,610	43,728	49,392
Total allowance and credit discount	$155,535	$126,969	$137,677	$102,971	$105,991
Total loans	$14,512,995	$13,063,928	$13,201,623	$11,784,465	$11,772,563
Total allowance and credit coverage	1.07%	0.97%	1.04%	0.87%	0.90%

Calculation of Tangible Book Value per Share

Total common stockholders' equity	$2,988,170	$2,547,071	$2,469,513	$2,302,321	$2,246,434
Intangible assets:
Goodwill	(1,055,520)	(926,648)	(926,450)	(845,687)	(845,687)
Other intangible assets	(127,340)	(101,149)	(104,096)	(88,694)	(91,334)
Total intangibles	(1,182,860)	(1,027,797)	(1,030,546)	(934,381)	(937,021)
Tangible common stockholders' equity	$1,805,310	$1,519,274	$1,438,967	$1,367,940	$1,309,413
Shares of common stock outstanding	113,628,601	96,613,855	96,590,656	92,568,361	92,347,643
Book value per common share	$26.30	$26.36	$25.57	$24.87	$24.33
Tangible book value per common share	$15.89	$15.73	$14.90	$14.78	$14.18

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Quarter-to-Date
For the Quarters Ended
(Unaudited)	Dec 31	Sept 30	Jun 30	Mar 31	Dec 31
	2019	2019	2019	2019	2018
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$52,722	$81,826	$55,598	$47,695	$55,646
Net non-core items, net of taxes, adjustment	18,365	2,137	9,855	1,381	805
Core earnings	$71,087	$83,963	$65,453	$49,076	$56,451

Average total assets	$20,041,890	$17,720,598	$17,382,872	$16,302,197	$16,357,753

Return on average assets	1.04%	1.83%	1.28%	1.19%	1.35%
Core return on average assets	1.41%	1.88%	1.51%	1.22%	1.37%

Calculation of Return on Tangible Common Equity

Net income	$52,722	$81,826	$55,598	$47,695	$55,646
Amortization of intangibles, net of taxes	2,416	2,176	2,177	1,951	1,952
Total income available to common stockholders	$55,138	$84,002	$57,775	$49,646	$57,598

Net non-core items, net of taxes	18,365	2,137	9,855	1,381	805
Core earnings	71,087	83,963	65,453	49,076	56,451
Amortization of intangibles, net of taxes	2,416	2,176	2,177	1,951	1,952
Total core income available to common stockholders	$73,503	$86,139	$67,630	$51,027	$58,403

Average common stockholders' equity	$2,611,143	$2,368,773	$2,351,603	$2,248,898	$2,211,217
Average intangible assets:
Goodwill	(997,004)	(926,687)	(915,445)	(845,687)	(845,687)
Other intangibles	(118,311)	(103,028)	(104,050)	(90,317)	(92,990)
Total average intangibles	(1,115,315)	(1,029,715)	(1,019,495)	(936,004)	(938,677)
Average tangible common stockholders' equity	$1,495,828	$1,339,058	$1,332,108	$1,312,894	$1,272,540

Return on average common equity	8.01%	13.70%	9.48%	8.60%	9.98%
Return on tangible common equity	14.62%	24.89%	17.40%	15.34%	17.96%
Core return on average common equity	10.80%	14.06%	11.16%	8.85%	10.13%
Core return on tangible common equity	19.50%	25.52%	20.36%	15.76%	18.21%

Calculation of Efficiency Ratio (1)

Non-interest expense	$142,095	$106,865	$110,743	$101,409	$95,396
Non-core non-interest expense adjustment	(24,868)	(2,893)	(13,341)	(1,870)	(1,089)
Other real estate and foreclosure expense adjustment	(1,063)	(1,057)	(563)	(599)	(1,300)
Amortization of intangibles adjustment	(3,270)	(2,947)	(2,947)	(2,641)	(2,642)
Efficiency ratio numerator	$112,894	$99,968	$93,892	$96,299	$90,365

Net-interest income	$167,729	$150,164	$150,356	$137,026	$137,781
Non-interest income	44,967	83,775	39,006	33,761	34,588
Fully tax-equivalent adjustment	2,172	1,843	1,706	1,601	1,466
Gain on sale of securities	(377)	(7,374)	(2,823)	(2,740)	(8)
Efficiency ratio denominator	$214,491	$228,408	$188,245	$169,648	$173,827

Efficiency ratio (1)	52.63%	43.77%	49.88%	56.76%	51.99%

Calculation of Core Net Interest Margin

Net interest income	$167,729	$150,164	$150,356	$137,026	$137,781
Fully tax-equivalent adjustment	2,172	1,843	1,706	1,601	1,466
Fully tax-equivalent net interest income	169,901	152,007	152,062	138,627	139,247

Total accretable yield	(15,100)	(9,322)	(10,162)	(6,660)	(3,850)
Core net interest income	$154,801	$142,685	$141,900	$131,967	$135,397
Average earning assets	$17,911,071	$15,831,432	$15,540,371	$14,593,905	$14,686,038

Net interest margin	3.76%	3.81%	3.92%	3.85%	3.76%
Core net interest margin	3.43%	3.58%	3.66%	3.67%	3.66%

Calculation of Core Loan Yield

Loan interest income	$193,402	$179,971	$178,122	$159,440	$159,996
Total accretable yield	(15,100)	(9,322)	(10,162)	(6,660)	(3,850)
Core loan interest income	$178,302	$170,649	$167,960	$152,780	$156,146
Average loan balance	$14,144,259	$13,052,943	$12,813,274	$11,710,075	$11,788,838

Core loan yield	5.00%	5.19%	5.26%	5.29%	5.25%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.

Simmons First National Corporation					SFNC
Reconciliation Of Non-GAAP Financial Measures - Year-to-Date
For the Quarters Ended
(Unaudited)	Dec 31	Sept 30	Jun 30	Mar 31	Dec 31
	2019	2019	2019	2019	2018
($ in thousands)
Calculation of Core Return on Average Assets

Net income	$237,841	$185,119	$103,293	$47,695	$215,713
Net non-core items, net of taxes, adjustment	31,738	13,373	11,236	1,381	4,520
Core earnings	$269,579	$198,492	$114,529	$49,076	$220,233

Average total assets	$17,871,748	$17,140,419	$16,845,528	$16,302,197	$15,771,362

Return on average assets	1.33%	1.44%	1.24%	1.19%	1.37%
Core return on average assets	1.51%	1.55%	1.37%	1.22%	1.40%

Calculation of Return on Tangible Common Equity

Net income	$237,841	$185,119	$103,293	$47,695	$215,713
Amortization of intangibles, net of taxes	8,720	6,304	4,128	1,951	8,132
Total income available to common stockholders	$246,561	$191,423	$107,421	$49,646	$223,845

Net non-core items, net of taxes	31,738	13,373	11,236	1,381	4,520
Core earnings	269,579	198,492	114,529	49,076	220,233
Amortization of intangibles, net of taxes	8,720	6,304	4,128	1,951	8,132
Total core income available to common stockholders	$278,299	$204,796	$118,657	$51,027	$228,365

Average common stockholders' equity	$2,396,024	$2,323,530	$2,300,535	$2,248,898	$2,157,097
Average intangible assets:
Goodwill	(921,635)	(896,236)	(880,759)	(845,688)	(845,308)
Other intangibles	(104,000)	(99,178)	(97,221)	(90,316)	(97,820)
Total average intangibles	(1,025,635)	(995,414)	(977,980)	(936,004)	(943,128)
Average tangible common stockholders' equity	$1,370,389	$1,328,116	$1,322,555	$1,312,894	$1,213,969

Return on average common equity	9.93%	10.65%	9.05%	8.60%	10.00%
Return on tangible common equity	17.99%	19.27%	16.38%	15.34%	18.44%
Core return on average common equity	11.25%	11.42%	10.04%	8.85%	10.21%
Core return on tangible common equity	20.31%	20.62%	18.09%	15.76%	18.81%

Calculation of Efficiency Ratio (1)

Non-interest expense	$461,112	$319,017	$212,152	$101,409	$392,229
Non-core non-interest expense adjustment	(42,972)	(18,104)	(15,211)	(1,870)	(6,118)
Other real estate and foreclosure expense adjustment	(3,282)	(2,219)	(1,162)	(599)	(4,240)
Amortization of intangibles adjustment	(11,805)	(8,535)	(5,588)	(2,641)	(11,009)
Efficiency ratio numerator	$403,053	$290,159	$190,191	$96,299	$370,862

Net-interest income	$605,275	$437,546	$287,382	$137,026	$552,552
Non-interest income	201,509	156,542	72,767	33,761	143,896
Fully tax-equivalent adjustment	7,322	5,150	3,307	1,601	5,297
Gain on sale of securities	(13,314)	(12,937)	(5,563)	(2,740)	(61)
Efficiency ratio denominator	$800,792	$586,301	$357,893	$169,648	$701,684

Efficiency ratio (1)	50.33%	49.49%	53.14%	56.76%	52.85%

Calculation of Core Net Interest Margin

Net interest income	$605,275	$437,546	$287,382	$137,026	$552,552
Fully tax-equivalent adjustment	7,322	5,150	3,307	1,601	5,297
Fully tax-equivalent net interest income	612,597	442,696	290,689	138,627	557,849

Total accretable yield	(41,244)	(26,144)	(16,822)	(6,660)	(35,263)
Core net interest income	$571,353	$416,552	$273,867	$131,967	$522,586
Average earning assets	$15,977,909	$15,326,432	$15,069,751	$14,593,905	$14,036,614

Net interest margin	3.83%	3.86%	3.89%	3.85%	3.97%
Core net interest margin	3.58%	3.63%	3.66%	3.67%	3.72%

Calculation of Core Loan Yield

Loan interest income	$710,935	$517,533	$337,562	$159,440	$616,037
Total accretable yield	(41,244)	(26,144)	(16,822)	(6,660)	(35,263)
Core loan interest income	$669,691	$491,389	$320,740	$152,780	$580,774
Average loan balance	$12,937,147	$12,530,348	$12,264,724	$11,710,075	$11,355,890

Core loan yield	5.18%	5.24%	5.27%	5.29%	5.11%

(1) Efficiency ratio is noninterest expense before foreclosed property expense and amortization of intangibles as a percent of net interest income (fully taxable equivalent) and noninterest revenues, excluding gains and losses from securities transactions and non-core items.

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